SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    April 24, 2009

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 24, 2009, our European subsidiary Interface Europe B.V. (and certain of its European subsidiaries, collectively with Interface Europe B.V. referred to as the “Borrower”) entered into an amended and restated Credit Agreement (the “Credit Agreement”) with ABN AMRO Bank N.V.  Under the Credit Agreement (which replaces a prior credit agreement with ABN AMRO Bank, N.V. executed on March 9, 2007), ABN AMRO will provide a credit facility (the “Facility”), until further notice, available to the Borrower.  The key features of the Facility are as follows:

•	The Facility provides availability for borrowings and bank guarantees in varying aggregate amounts over time as follows:

PERIOD	EUROS (in millions)
1 May 2009 – 30 September 2009	32
1 October 2009 – 30 September 2010	26
1 October 2010 – 30 September 2011	20
1 October 2011 – 30 September 2012	14
From 1 October 2012	8

•	The Facility is available to the Borrower for general working capital needs and for paying dividends.

•	A sublimit of 5 million Euros applies to bank guarantees with a tenor exceeding one year.

•
Interest on borrowings under the Facility is charged at varying rates computed by applying a margin of 1% over ABN AMRO’s Euro base rate (consisting of the leading refinancing rate as determined from time to time by the European Central Bank plus a debit interest surcharge), which base rate is subject to a minimum of 3.5% per annum.  Fees on bank guarantees and documentary letters of credit are charged at a rate of 1% per annum or part thereof on the maximum amount and for the maximum duration of each guarantee or documentary letter of credit issued.  A Facility fee of 0.5% per annum is payable with respect to the Facility amount.

•	The Facility is secured by liens on certain real property, personal property and other assets of the Borrower.

•
The Facility also includes certain financial covenants (which require the Borrower and its subsidiaries to maintain a minimum interest coverage ratio, total debt/EBITDA ratio and tangible net worth/total assets) and affirmative and negative covenants, and other provisions that restrict the Borrower’s ability (and the ability of certain of the Borrower’s subsidiaries) to take certain actions.

The foregoing description of the material terms of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 99.1.

ITEM 2.02.          RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 29, 2009, Interface, Inc. (the “Company”) issued a press release reporting its financial results for the first quarter of 2009 (the “Earnings Release”).  A copy of the Earnings Release is included as Exhibit 99.2 hereto and hereby incorporated by reference.  The information set forth in this Item 2.02, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 2.03           CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 24, 2009, we entered into a Credit Agreement with ABN AMRO Bank, N.V.  A description of the Credit Agreement is included above in Item 1.01, which Item 1.01 is incorporated by reference in this Item 2.03.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Shell Company Transactions.

None.

(d)           Exhibits.

Exhibit No.	Description
99.1	Credit Agreement, executed on April 24, 2009, among Interface Europe B.V. (and certain of its subsidiaries) and ABN AMRO Bank N.V.
99.2	Press Release of Interface, Inc., dated April 29, 2009, reporting its financial results for the first quarter of 2009 (furnished pursuant to Item 2.02 of this Report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President
Date: April 29, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Credit Agreement, executed on April 24, 2009, among Interface Europe B.V. (and certain of its subsidiaries) and ABN AMRO Bank N.V.
99.2	Press Release of Interface, Inc., dated April 29, 2009, reporting its financial results for the first quarter of 2009 (furnished pursuant to Item 2.02 of this Report).